As Filed with the Securities and Exchange Commission on April 28, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
POSITIVEID CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	06-1637809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8008
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William J. Caragol
President and Chief Financial Officer
PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Phone: (561) 805-8008
Fax: (561) 805-8001
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:
Tammy Knight, Esq.
Holland & Knight LLP
One East Broward Boulevard, Suite 1300
Fort Lauderdale, Florida 33301
Phone: (954) 525-1000
Fax: (954) 463-2030
From time to time after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ (Registration Statement No. 333-165849)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration
Registered	Registered (1) (2)	Unit (3)	Price (3)(4)(5)	Fee (3)(5)
Common Stock, $0.01 par value
Preferred Stock, $0.001 par value
Warrants
Units(6)
Total			$1,600,000	$114.08

(1)	There are being registered hereunder an indeterminate aggregate principal amount or number of shares of common stock and preferred stock, warrants and units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock or numbers of shares of preferred stock, as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(3)	Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered. The registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-165849), for which a fee of $570.40 was paid.

(4)	The proposed aggregate offering price will not exceed the limitations contained in General Instruction I.B.6 of Form S-3 under the Securities Act of 1933, as amended.

(5)	Represents only the additional amount of securities being registered. Does not include the securities with a proposed maximum aggregate offering price of $8,000,000 previously registered by the registrant on Registration Statement on Form S-3 (File No. 333-165849), which was declared effective by the Securities and Exchange Commission on April 12, 2010. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act. The maximum aggregate public offering price of the common stock and preferred stock, warrants and units registered hereby will not exceed $1,600,000. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the $8,000,000 of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-165849), is hereby registered.

(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more equity securities, which may or may not be separable from one another.
This registration statement shall become effective upon filing with the Securities and Exchange
Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE
     PositiveID Corporation (the “Company”) is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933 (the “Securities Act”). This Registration Statement relates to the registration of an aggregate amount of $8,000,000 of securities by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-165849) (the “Previous Registration Statement”), declared effective by the Commission on April 12, 2010. This Registration Statement is being filed solely to register an additional aggregate amount of $1,600,000 of securities of the Company pursuant to Rule 462(b). This amount is 20% of the remaining $8,000,000 of securities available for issuance under the Previous Registration Statement.
     Pursuant to Instruction IV.A to Form S-3, the Company hereby incorporates by reference into this Registration Statement the contents of the Previous Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The Previous Registration Statement continues and remains effective as to those securities registered thereunder. The required opinions and consents are listed on the exhibit index hereto and filed herewith.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
     See exhibit index.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on April 28, 2010.

POSITIVEID CORPORATION
By:	/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Scott R. Silverman)	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 28, 2010
/s/ William J. Caragol (William J. Caragol)	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 28, 2010
* (Jeffrey S. Cobb)	Director	April 28, 2010
* (Barry M. Edelstein)	Director	April 28, 2010
* (Steven R. Foland)	Director	April 28, 2010
* (Michael E. Krawitz)	Director	April 28, 2010

By:	/s/ William J. Caragol
William J. Caragol
Attorney-in-Fact

*	William J. Caragol hereby signs this registration statement on behalf of the persons for whom he is attorney-in-fact on April 28, 2010, pursuant to a power of attorney previously filed.

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Holland & Knight LLP*
23.1	Consent of Eisner LLP*
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed on the signature page to Registrant’s registration statement on Form S-3 (No. 333-165849), filed with the Securities and Exchange Commission on April 1, 2010.)

*	Filed herewith.

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